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                      WEST TELEMARKETING INSURANCE AGENCY
                          PERSONNEL COMPANY SUBSCRIBER
                               SERVICE AGREEMENT


     THIS AGREEMENT, made this 20th day of November, 1996, between WEST TELEMARKETING INSURANCE AGENCY, INC. ("WTIA"), a Texas corporation and WEST TELEMARKETING CORPORATION OUTBOUND ("Subscriber"), a Delaware corporation.

     1.  Contract Staffing

         WTIA hereby agrees to furnish to Subscriber, and Subscriber agrees to engage from WTIA contract staffing for all the Job Function Positions listed on Exhibit "A", attached hereto and incorporated herein by reference, upon the following terms and conditions. Subscriber is advised that WTIA is a contract staffing organization which falls under Internal Revenue Code 414(n) and that certain benefit regulations may affect the Subscriber's own benefit plan(s). Subscriber agrees to provide continuation of health insurance coverage required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA") to any and all participants in Subscriber's current plan and will indemnify WTIA from any claims thereof.

     2.  Term of Agreement

         This Agreement shall remain in force for the term of one (1) year from the date first above written (the "Initial Term"). Following the Initial Term, this Agreement shall remain in force from month to month (the "Extended Term"). Subscriber may terminate this Agreement by giving thirty (30) days written notice to WTIA at any time during the term of this Agreement. During the Initial Term, WTIA may terminate this Agreement should Subscriber materially breach any of the provisions of this Agreement or by written agreement of both parties. During the Extended Term, WTIA may terminate this Agreement by giving thirty
(30) days written notice.

     3.  Service Fees

         (a) Subscriber shall pay WTIA the hourly fee rate, fees and overhead (the "Fees") specified in Exhibit "A", attached hereto and incorporated herein by reference, for the work performed by each WTIA employee filling Job Function Positions for the Subscriber.

         (b) From time to time and without notice, WTIA may adjust the Fees for any statutory increases in employment taxes, insurance, any change in the Job Function Positions required by Subscriber, or any other change in the hourly rate, fees or overhead incurred by WTIA.

         (c) Any increase in the Fees for statutory increases in employment
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taxes, insurance, any change in the Job Function Positions or any other change in the hourly rate, fees or overhead incurred by WTIA shall be effective on the date of such increase or change.

         (d) Subscriber shall pay WTIA all Fees or other amounts due hereunder within thirty (30) days of receipt of WTIA's written invoice.

         (e) Subscriber shall have the right to, but not the obligation to verify all time submissions of WTIA employees.

         (f) If Subscriber believes that any billing or other communication between the parties is in error, Subscriber shall immediately notify WTIA.

     4.  Rate Adjustments

         Subscriber agrees to participate in the periodic evaluation of WTIA employees. WTIA will use these evaluations to determine any adjustment to the Fees.

     5.  Insurance

         (a) WTIA shall furnish and keep in full force and effect at all times during the term of this Agreement workers' compensation insurance coverage for all WTIA employees filling Job Function Positions under the terms of this
Agreement.   WTIA shall cause a Certificate of Insurance to be issued naming
Subscriber as an additional insured.

         (b) Subscriber agrees to keep in full force and effect at all times during the term of this Agreement all other insurance required under this Agreement.

         (c) Each party hereby waives any claim in its favor against the other party by way of subrogation or otherwise, which arises during the Initial or Extended Term of this Agreement for any and all loss of or damage to any of its property which loss or damage is covered by policies of insurance to the extent that such loss or damage is recovered under such policies of insurance.

     6.  Administration

         (a) It is understood and agreed that WTIA is an independent contractor and all individuals assigned to Subscriber to fill the Job Function Positions are employees of WTIA. WTIA is thereby responsible for such administrative employment matters as payment of all federal, state and local employment taxes, providing workers' compensation coverage, as well as non-obligatory fringe benefit programs for its employees, provided, however, WTIA reserves the right to enter into any agreements, whether written or otherwise, wherein a third party administers to its employees. WTIA agrees to hold Subscriber harmless from direct out-of-pocket expenses of Subscriber which may result from WTIA's failure to withhold these taxes or failure to conduct itself in accordance with applicable state and federal law. However, WTIA
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shall not be liable in any event for Subscriber's loss of profits, business goodwill or other consequential, special or incidental damages.

         (b) WTIA shall have the sole responsibility for recruiting, hiring, training, evaluating, replacing, supervising, disciplining and firing of individuals assigned to fill Subscriber's Job Function Positions.

         (c) When required, Subscriber shall coordinate all insurance agent licensing requirements for each state that a WTIA employee may be required to solicit insurance and where such state law requires such licensure. Such licensing requirements may include the coordination of the initial training or education, testing (as required by such state), and application for such state license by the WTIA employee, as well as any continuing training or education of the WTIA employee to maintain a current insurance agent license in the states so required. The coordination of such activities may be done by the Subscriber or by any third party chosen by the Subscriber. The Subscriber, at its sole discretion, has the right to determine for which WTIA employees it will coordinate such licensure.

     7.  Supervision

         (a) WTIA may designate on-site supervisors from among its employees assigned to fill Job Function Positions for Subscriber. These on-site supervisors shall direct operational and administrative matters relating to service provided by WTIA employees and shall be under the direct supervision of WTIA's manager. If WTIA does not designate an on-site supervisor, WTIA's employees assigned to Subscriber shall be responsible to the WTIA manager.

         (b) The WTIA on-site supervisor, or if none, the WTIA manager shall determine the procedures to be followed by WTIA employees regarding the time and performance of their duties. Subscriber agrees to cooperate with WTIA in the formation of such policies and procedures and permit WTIA to implement its policies and procedures relating to WTIA's employees.

         (c) Subscriber shall make all non-routine directives through the assigned WTIA on-site supervisor or manager.

     8.  Approval of Supplied Staff

         WTIA shall provide employees which are duly qualified and skilled in the area in which their services are to be utilized. WTIA shall not be obligated to hire or retain former staff members. WTIA will consult with Subscriber in filling its Job Function Positions, but WTIA has the right to determine which of WTIA's employees shall be designated to fill Subscriber's Job Function Positions, provided that such WTIA employees are licensed in ever state in which they will be selling or marketing insurance. Subscriber has no right to approve such determination, but nonetheless possesses the right to reject any employee so furnished, if dissatisfied with such employee's performance or if the employee is not properly licensed. If any
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WTIA employee is rejected, WTIA agrees to furnish a suitable replacement within a reasonable time.

     9.   Holiday, Vacation Pay and Other Benefits

          (a) Each WTIA employee receives paid holidays. Subscriber agrees to pay the cost of WTIA employee holidays.

          (b) Each WTIA employee receives paid vacation. Subscriber agrees to pay the cost of WTIA employee vacation and any accrued or deferred vacation where state law requires payment for accumulation.

          (c) WTIA reserves the right to provide such other benefits to its employees and Subscriber agrees to pay the cost of such other benefits pursuant to paragraph 4.

     10.  Safe Work Environment

          (a) Subscriber agrees that it will comply with all health and safety laws, regulations, ordinances, directives, and rules imposed by controlling federal, state and local government, and that it will immediately report all accidents and injuries to WTIA.

          (b) Subscriber agrees to comply, at its expense, with any specific directives from WTIA. WTIA workers' compensation carrier, or any government agency having jurisdiction over the work place, health and safety.

          (c) Subscriber shall provide or ensure use of all personal protective equipment, as required by federal, state, or local law, regulations, ordinance, directive, or rule or as deemed necessary by WTIA or WTIA's workers' compensation carrier.

          (d) WTIA and WTIA's workers' compensation carrier shall have the right to inspect Subscriber's premises if WTIA believes its employees are exposed to an unsafe work place. To the extent possible such inspection shall be scheduled at a mutually convenient time.

     11.  Hold Harmless

          Subscriber hereby agrees to indemnify, defend, and hold WTIA harmless from and against any and all liability, expense (including court costs and attorney fees) and claims for damage of any nature whatsoever, whether known or unknown as though expressly set forth and described herein, which WTIA may incur, suffer, become liable for, or which may be asserted or claimed against WTIA as a result of the acts, errors or omissions of Subscriber including without limitation any violation or breach of paragraph 10 above by Subscriber.
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     12.  Service Charge

          Should payments of any amounts due WTIA not be made when due, Subscriber shall pay a monthly service charge of one percent (1%) per month on the unpaid balance, but in no event shall the amount exceed the lawful rate of interest.

     13.  Definitions

          For purposes of paragraph 2 above, the following, without limitations, shall constitute material breaches of this Agreement by Subscriber: (1) failure to pay any amounts due hereunder when due: (2) failure to comply with any directive regarding health and safety from WTIA, WTIA's workers' compensation carrier or any government agency, (3) committing any act which usurps WTIA's rights as the employer of WTIA's employees provided under this Agreement, or (4) failure to provide any insurance required under this Agreement.

     14.  Assignment

          Neither WTIA nor Subscriber shall assign this Agreement or its rights and duties hereunder, or any interest herein, without the prior written consent of the other party.

     15.  Integration

          This Agreement constitutes the entire agreement between the parties with regard to this subject matter and no other agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties. This Agreement may be changed only by a written amendment signed by both parties.

     16.  Waiver

          Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part thereof, nor prejudice either party as regards to any subsequent action.

     17.  Notices

          Any notices or demand to be given hereunder by either party shall be effected by personal delivery in writing or by registered mail, postage prepaid, return receipt requested, and shall be deemed communicated forty-eight (48) hours after mailing. Mailed notices shall be addressed to the party's principal place of business. Each party may change the address by written notice in accordance with this paragraph.
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     18.  Attorney Fees

          In the event that any action is brought by either party hereto as a result of a breach or default in any provision of this Agreement, the prevailing party in such action shall be awarded reasonable attorney fees and costs in addition to any other relief to which the party may be entitled.

     19.  Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     20.  Partial Invalidity

          Should any term, warrant, covenant, condition, or provision of this Agreement be held to be invalid or unenforceable, the balance of this Agreement shall remain in full force and shall stand as if the unenforceable part did not exist.

     21.  Paragraph Headings

          The paragraph headings of this Agreement are for reference only and shall not be considered in the interpretation of this Agreement.

          IN WITNESS THEREOF, the parties have executed this Agreement on the date first above written.

                           WEST TELEMARKETING INSURANCE AGENCY




                           By: /s/ John P. Gudenrath
                              --------------------------------------------
                              John P. Gudenrath, Vice President

                              WEST TELEMARKETING CORPORATION OUTBOUND



                           By: /s/ John W. Erwin
                              --------------------------------------------
                              John W. Erwin, Executive Vice-President

                                                                     EXHIBIT "A"

                      WEST TELEMARKETING INSURANCE AGENCY
                          PERSONNEL COMPANY SUBSCRIBER
                               SERVICE AGREEMENT

Job Function Positions
----------------------

Generally: Employees who may represent major insurance companies selling a variety of insurance products, services and coverages to the insurance company's client base through telemarketing means.

Classes of Employees:

     1.   Group 01-01 Agents:
          -------------------

          a.   Requirements.  Must hold and maintain an Active, Non-expired
               -------------
          Texas Permanent Group 01-01 Agent License. Temporary Licenses are not acceptable. Must have excellent selling skills.

          b.   Hours.  Evening schedules only: 3:00 p.m. to 9:00 p.m. or 4:00
               ------
          p.m. to 10:30 p.m.

          c.   Compensation.  Hourly Rate Range.  $8.00 to $12.00.
               -------------

     2.   Group 05-01 Agents:
          -------------------

          a.   Requirements.  Must hold and maintain an Active, Non-expired
               ------------
          Texas Permanent Group 05-01 Local Recording Agent License and an Active, Non-expired Texas Permanent Group 01-01 Agent License. Temporary Licenses are not acceptable. Must have excellent selling skills.

          b.   Hours.  Day and Evening Schedules: 8:00 a.m. to 2:45 p.m., or
               ------
          3:00 p.m. to 9:00 p.m. or 4:30 p.m. to 10:30 p.m.

          c.   Compensation.  Hourly Rate Range.  $8.00 to $12.00.
               -------------

Other fees, costs and expenses payable by Subscriber.
-----------------------------------------------------

The Subscriber shall reimburse WTIA for all fringe benefits, whether statutory or otherwise, provided to its employees, all payroll costs, and all of WTIA's operating costs associated with this Agreement, including licensing fees, payroll processing fees, legal fees, general supplies and insurance, as well as all other costs incurred by WTIA pursuant to this Agreement.